Exhibit 99.1

Company Contact:
Monterey Gourmet Foods
Eric Eddings, Chief Executive Officer
erice@montereygourmetfoods.com
(253) 867-0574
Scott Wheeler, Chief Financial Officer
scottw@montereygourmetfoods.com
(253) 867-0575

Investors/Media Contact: Lippert/Heilshorn & Associates Investors - Amy Gibbons/Jody Burfening agibbons@lhai.com (212) 838-3777 Media – Adam Handelsman ahandelsman@lhai.com (212) 838-3777

Monterey Gourmet Foods Agrees to be Acquired by
Pulmuone for $2.70 Per Share in Cash

SALINAS, CA (October 8, 2009) -- Monterey Gourmet Foods, Inc. (the “Company”) (NASDAQ: PSTA), a manufacturer and marketer of fresh, gourmet, refrigerated food products, has entered into a definitive merger agreement with Pulmuone U.S.A., Inc. (“Pulmuone”) to be acquired through a cash tender offer, followed by a merger with and into a subsidiary of Pulmuone, for a price of $2.70 per share in cash. The tender offer is scheduled to commence on or about November 9, 2009, and to expire on the 20th business day from and including the commencement date unless extended in accordance with the terms of the merger agreement and applicable law. Pulmuone U.S.A., Inc. is a U.S. subsidiary of Pulmuone Holdings Co., Ltd. which is a market leader in the fresh/health foods category in Korea with annual sales of approximately $1 billion.

The $2.70 per share price represents a premium of approximately 57.8% over the weighted average price of the Company’s common shares for the last 30 trading days. The transaction is valued at approximately $45.8 million. Pulmuone and the Company anticipate the transaction can close by the end of the fourth quarter of 2009.

The merger agreement provides for a wholly owned subsidiary of Pulmuone to acquire the Company in a two-step transaction. The first step will consist of a cash tender offer for all outstanding shares of Company common stock at a purchase price of $2.70 per share in cash. In the second step, the tender offer will be followed by a merger in which any remaining shares of Company common stock will be converted into the right to receive the same cash price per share paid in the tender offer, and the Company will cease to be a public company.

The Company’s Board of Directors has unanimously approved the merger agreement and the transactions contemplated by the merger agreement, and has resolved to recommend that the Company’s stockholders tender their shares in connection with the tender offer. The closing of the tender offer is subject to certain customary conditions, including the tender of at least a majority of the Company’s outstanding shares. In addition, upon closing of the tender offer and assuming the minimum condition is satisfied, Pulmuone has been granted the option to purchase a number of authorized but unissued shares from the Company that would enable Pulmuone to hold one share more than 90% of the Company’s outstanding common stock.

The merger agreement contains a “go-shop” provision whereby the Company’s Board of Directors, with the assistance of its financial advisor, has the right to solicit acquisition proposals from third parties until November 7, 2009. There can be no assurance that the solicitation of proposals will result in an alternative transaction. The Company does not intend to disclose developments with respect to the solicitation process unless and until its Board of Directors decides to accept an alternative proposal. Within 5 business days after the end of the go-shop period, Pulmuone will commence the tender offer referred to above.

William Blair & Company, L.L.C. is serving as financial advisor to the Company and has delivered a fairness opinion to the Company’s Board of Directors in connection with the proposed transaction. Husch Blackwell Sanders LLP and Shapiro, Buchman, Provine, LLP are serving as the Company’s legal advisors. Cappello Capital Corp. is serving as financial advisor to Pulmuone. Skadden, Arps, Slate, Meagher & Flom LLP is serving as Pulmuone’s legal advisors.

Important Information About the Tender Offer

This announcement and the description contained herein are for informational purposes only and are not an offer to purchase or a solicitation of an offer to sell securities of the Company. The tender offer described herein has not yet been commenced. At the time the tender offer is commenced, Pulmuone intends to file a tender offer statement on a Schedule TO containing an offer to purchase, a letter of transmittal and other related documents with the Securities and Exchange Commission (the “SEC”). At the time the tender offer is commenced, the Company intends to file with the SEC a solicitation/recommendation statement on Schedule 14D-9 and, if required, will, file a proxy statement or information statement with the SEC at a later date. Such documents will be mailed to stockholders of record and will also be made available for distribution to beneficial owners of common stock of the Company. The solicitation of offers to buy common stock of the Company will only be made pursuant to the offer to purchase, the letter of transmittal and related documents. Stockholders are advised to read the offer to purchase and the letter of transmittal, the solicitation/recommendation statement, the proxy statement, the information statement and all related documents, if and when such documents are filed and become available, as they will contain important information about the tender offer and proposed merger. Stockholders can obtain these documents when they are filed and become available free of charge from the SEC’s website at www.sec.gov, or from the information agent Pulmuone selects. In addition, copies of the solicitation/recommendation statement, the proxy statement and other filings containing information about the Company, the tender offer and the merger may be obtained, if and when available, without charge, by directing a request to Monterey Gourmet Foods, Inc. Attention: Investor Relations at 1528 Moffett Street, Salinas, California 93905, or on the Company’s corporate website at www.MontereyGourmetFoods.com.

About Monterey Gourmet Foods (NASDAQ: PSTA)

Monterey Gourmet Foods, Inc. manufactures USDA inspected, fresh gourmet refrigerated food products at its integrated manufacturing facilities in Salinas (Monterey County), CA; and Kent, WA. The Company has national distribution of its products, which are sold under the brands Monterey Pasta Company, CIBO Naturals, Emerald Valley Kitchen and Sonoma Cheese in more than 11,000 retail and club stores throughout the United States and selected regions of Canada, the Caribbean, Latin America, and Asia Pacific. For more information about the Company, visit www.MontereyGourmetFoods.com.

About Pulmuone Holdings Co., Ltd. and Pulmuone Wildwood Inc.

Pulmuone Holdings Co., Ltd., headquartered in Seoul, Korea, is a leading food manufacturing and retail company that has developed and built the fresh/health food market in Korea with products with short shelf lives. Its major products include tofu, fresh noodles, bean sprouts and eggs. With respect to tofu and bean sprouts, Pulmuone commands leading market shares in Korea. Pulmuone Holdings Co., Ltd. was established in 1984 and listed on the KOSPI in 1995, and was named as one of the 30 most respected companies in Korea in 2008 for its contribution to the “right foods movement” and management for sustainability. In 2004, Pulmuone U.S.A., Inc., headquartered in Fullerton, CA, acquired Wildwood Natural Foods, Inc., a manufacturer of soy foods including tofu, tofu veggie burgers and soy yogurt and successfully entered the American fresh foods market. Pulmuone maintains strong manufacturing principles of using no chemicals, no preservatives and no artificial additives.

Safe Harbor Statement

Certain statements contained in this press release about our expectations of future events or results constitute forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by terminology such as, “may,” “should,” “expects, “ “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” or the negative of these terms or other comparable terminology. Such forward-looking statements are based on currently available competitive, financial and economic data and management’s views and assumptions regarding future events. Such forward-looking statements are inherently uncertain, and investors must recognize that actual results may differ from those expressed or implied in the forward-looking statements. In addition, certain factors could affect the outcome of the matters described in this press release. These factors include, but are not limited to, (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, (2) the outcome of any legal proceedings that may be instituted against us or others following the announcement of the merger agreement, (3) the inability to complete the tender offer or the merger due to the failure to satisfy other conditions, (4) risks that the proposed transaction disrupts current plans and operations, and (5) the costs, fees and expenses related to the transaction. The Company has provided additional information regarding risks associated with the business in the Company’s Annual Report on Form 10-K for fiscal year 2008 as well as other filings with the SEC, available for viewing on the Company’s website at www.MontereyGourmetFoods.com and on the SEC’s website at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. These statements are based on information as of the date of this press release and the Company assumes no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.